HaginInvestment Management

HaginCapital, LLC

Code ofEthics andStatement of Policy andProcedures Regarding Personal Securities Transactions

1. Purposes

a.As a registered investment adviser and afiduciary, HaginInvestment Management ("Hagin") owes an undivided dutyofloyaltyto the investment companies and other clients forwhichHaginInvestment Management serves as investment manager,adviseror sub-adviser. HaginInvestment Management must avoid even the appearanceofa conflict that maycompromisethe trust clients haveplaced in HaginInvestment Management and must insist on strict adherencetofiduciarystandards and compliancewith all applicable federaland state securities laws. Adherenceto this Codeof Ethics andStatement of Policyand Procedures RegardingPersonal Securities Transactions (the "Codeand Statement") isa fundamentalcondition of servicewithHaginInvestment Management.

b.TheCode and Statementis intended to complywith Rule17j-1 under the Investment CompanyAct of1940, as amended(the "CompanyAct"), which requires HaginInvestment Management toadopt a codeofethics containingprovisions reasonablynecessaryto prevent specified individuals from engagingin certain conduct. Under Rule 17j-1(b), certain conduct by"access persons"(as defined in the Rule) of investment companies managed byHaginInvestment Management, of HaginInvestment Management itself as adviseroras a sub-adviser of these companies, with respect to purchases or sales of securities held or to be acquired bytheinvestment companies is prohibited. HaginInvestment Management understands that each such investment companyhas adoptedacodeof ethics with respectto access persons of the investment companies themselves. As set forth in Section 3below, this Code and Statement is also intended to complywith theprovisionsofRule 204-2 of theInvestment Advisers Act of 1940, as amended(the "Advisers Act"), which requires HaginInvestment Management to maintain records of securities transactions in which certain of its personnel have anyBeneficial Ownership.

c.This Code and Statement is intended to ensurethat thepersonal securities transactions ofpersons subject thereto are conducted in accordancewith the followingprinciples:

i.

A dutyatalltimes to place first theinterestsof Clients;

ii.

The requirement that allpersonal securities transactions be conductedconsistent with this Code and Statement and in such amanner as to avoid anyactual or potential conflict of interest oranyabuseof an individual's responsibilityand position oftrust;and

iii.

The fundamental standard that HaginInvestment Management personnel not takeinappropriate advantageof their positions.

a.Inaddition to the specificprohibitions on certain personal securities transactions as set forth below, allEmployees areprohibited, in connection with thepurchaseor sale, directlyor indirectly, bysuch persons ofasecurityheldor to be acquired byaClient, from:

i.

Employing anydevice, scheme orartificeto defraud anyClient;

ii.

Makingto anyClient anyuntruestatement ofamaterial fact or omittingto state to such Client amaterial fact necessaryin orderto makethe statements made, in light ofthe circumstances under which theyaremade,not misleading;

iii.

Engagingin anyact, practiceor courseof business which operates or wouldoperateas a fraud ordeceit upon anyClient;

iv.

Engagingin anymanipulativepracticewith respect to anyClient;or

v.

Revealingtoanyotherperson (except in the normal courseof his orher duties onbehalf ofaClient) any information regardingsecurities transactions byany Client or the consideration byanyClient or HaginInvestment Management of anysuchsecurities transactions.

2.Definitions

The followingdefinitions applyfor purposes of theCodeand

Statement in addition to thedefinitions containedelsewhereherein.

a."Access Person"means (i) anyofficer, director,general partner of HaginInvestment Management, (ii) anyEmployeeofHaginInvestment Management (or of anycompanyin acontrol relationship to HaginInvestment Management) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regardingthe purchaseorsaleof Covered Securities byaClient or whose functions relate tothe making ofanyrecommendations with respectto the purchases and sales, or (iii) anynatural person in a control relationship to HaginInvestment Management who obtains information concerning recommendations madetoaClient with regard to thepurchaseand saleof Covered Securities bythe Client.

b."BeneficialOwnership"is interpreted in the samemanner as itwould be under Rule 16a-1(a)(2)of theSecurities ExchangeAct of 1934, as amended and includes ownership byanypersonwho, directlyor indirectly, throughanycontract, arrangement, understanding, relationship or otherwise,has or shares a direct orindirect pecuniary interest in asecurity.Forpurposes of this CodeofEthics, however, the partners as defined in section 2(i) will not be deemed to bebeneficial owners ofanysecurities held in the investment portfolios of those Partnerships.

(c)"Client"means anyperson or entity, including an investment company,forwhich HaginInvestment Management serves as investment manager,adviseror sub-adviser.

(d)"ComplianceOfficer"refers to HaginInvestment Management's

ComplianceOfficer.

a."Control"has the same meaning as that set forthin Section 2(a)(9)of the

CompanyAct.

b."Covered Security"has the meaningset forth in Section 2(a)(36)of the CompanyAct and anyderivativethereof, commodities, options or forward contracts, except that it shall not include shares of open-end investment companies registered under theCompanyAct, direct obligations of theGovernment ofthe United States, bankers' acceptances,bank certificates ofdeposit, commercial paper,and high qualityshort-term debt instruments, includingrepurchase agreements.

c."Employee"refers to aperson who is an employeeofHaginInvestment

Management.

d."HaginInvestment Management Trading Program"refers to the list of securities which HaginInvestment Management is currentlytradingor consideringtradingforits Clients.

e.The"Partnerships"refers to anypartnerships managed byHaginInvestment Management, which aretradedand allocated paripassu with other separate accounts.

f. "PersonalAccount", except as set forth below inSection 2(j)(iv), refers to a brokerageaccount inwhich an individual subject to the Code and Statement has anyBeneficial Ownershipand abrokerageaccount maintained byor for:

i.

such an individual's spouse (otherthanalegally separated or divorced spouse),

ii.

anyperson whoresideswith an Employee, and iii.

anyother account (except a Client Account) with

respectto which theindividual has investment discretion.

iv.

Forpurposes of this Codeof Ethics"PersonalAccount" shall not includethe Partnershipsprovided, however, that under no circumstances willanyof thePartnerships receivemorefavorable treatment than anyClient in any respect.

a."Purchaseor Saleof a Security"includes, among otherthings, the writingorpurchaseof an optionto purchaseorsell asecurity.

2.Prohibited Purchases and Sales

a.It is the responsibilityofeach Employeeto ensurethat aparticular securities transaction beingconsideredforhis orher Personal Account is notsubject to a restriction contained in this Code and Statement or otherwiseprohibited byanyapplicable laws. Personal securities transactions forEmployees maybeeffected onlyin accordancewith the followingprovisions.No Employeeshall:

i.

purchaseor sell, directlyorindirectly, anyCovered Securityin which theEmployeehas (orafter such transaction would have)anyBeneficial Ownership unless such Employeeobtains thepriorwritten approval ofthe ComplianceOfficerto thetransaction. The ComplianceOfficer (havingno personal interest in the subject transaction) mayapprovethe transaction ifthe ComplianceOfficer concludes that the transactionis not likelyto haveanyadverse economicimpact onaClient oron its abilityto purchaseor sell Securities ofthe sameclass orother Covered Securities oftheissuer involved. A request for preclearancemustbemadein writingin advanceof thecontemplated transaction and muststate:

A. the name ofthe CoveredSecurity involved,

B. the number ofshares or principal amount to be purchased or sold,

C. the date ordates on which such Covered

Securities areto be acquired or sold, and

D. abrief description of thereason(s) the transaction is consideredto be appropriate.

Anyapprovalgiven under this paragraph willremain in effect for24 hours.

i.

execute or causethe execution ofatransaction in a Covered Securityin which the Employeehas (or by reason of such transaction would have)anyBeneficial Ownership, on adayduringwhich such securityis included in theHaginInvestment Management Trading Program;

ii.

acquireanyBeneficial Ownership in anyCovered Securities in anyprivateplacement ofsecurities unless the ComplianceOfficer has givenexpress prior written approval. TheComplianceOfficer, in determining whether approval shouldbegiven,willtakeinto account, amongother factors, whetherthe investment opportunityshould be reserved for aClient and whether the opportunityis being offered to theindividual by virtueof his orher position with HaginInvestment Management. Employees so authorized to acquire Covered Securities in a privateplacement must disclose that investment when theyplayapart in anyClient's subsequent consideration of an investment in the issuer, and in such acase, the decision ofHaginInvestment Management to purchasesecurities ofthat issuer fora Client will be subject toan independent reviewbya senior officer ofHaginInvestment Management with no personal interest in such issuer;

iii.

serveon anyboard ofdirectors ortrustees or in any othermanagement capacityof anyprivateor public companywithoutpriorwritten authorization from the ComplianceOfficer based upon adetermination that suchservicewould not be inconsistent with the interests of anyClient;or

iv.

receive anygift or other thingof morethandeminimis value from anyperson orentitythat does businessor maydo business with HaginInvestment Management on behalf ofaClient, provided, however, that receiptof the followingshall not beprohibited:

orreception, ticket to asportingevent or theater, orcomparable entertainment, that is not so frequent, so costly, norso extensive as to raise anyquestion of impropriety;

B. abreakfast, luncheon, dinner, reception or cocktail partyinconjunction with a bona fide business meeting; and

C. agiftapproved in writing bythe

ComplianceOfficer.

2.Exempted Transactions

The requirements of Section 3 of this Code and Statement do not apply to:

a.Purchases or sales ofsecurities with respect to which an Employeehas (or byreason of such transaction would have) noBeneficial Ownership.

b.Purchases or sales that arenon-volitional on thepart of eitheran

Employeeor aClient orarepursuant to adividend reinvestment plan. c.Purchases effected uponthe exercise of rightsissued byan issuer pro rata to allholders ofa class of the issuer's securities, to the extent such rights wereacquiredfrom such issuer, and salesofsuch rights so acquired.

2.ReportingRequirements

a.Reporting.Eachemployeemustreport to theComplianceOfficer the information described inthis Section with respect to transactions in any Covered Securityin which the Employeehas, or byreason of such transaction acquires, anydirect or indirect Beneficial Ownership.

b.ExclusionsfromReporting.Purchases or sales inCovered Securities in an account in which theEmployeehas no direct or indirect or control arenot subject to the reportingrequirements of this Section.

c.Initial Holding Reports.No laterthan ten(10)daysafter anAccess Person becomes subject to this Code and Statement heor shemust report the followinginformation:

i.

the title, number ofshares andprincipal amountofeach Covered Security(whether ornot publiclytraded)in which the Access Personhas anydirect or indirect Beneficial Ownership asofthe date heor shebecame subject to this Code and Statement;

ii.

the name of anybroker,dealeror bank with whom the Access Person maintained an account in which any securities wereheld for theAccess Person's direct or indirect benefit as ofthedate heor shebecame subject to this Code and Statement; and

iii.

the date that thereport is submitted.

a.Quarterly TransactionReports.No later than ten (10) days after the end ofacalendar quarter,each Employeemustreport the following information:

i.

with respect to anytransaction duringthe quarter in a Covered Security(whether ornot publiclytraded)in which the Employeehas,or byreason of such transaction acquired, anydirect or indirect Beneficial Ownership:

1.   the date ofthe transaction, the title, the interest rateand maturitydate (if applicable), the number of sharesand the principal amount of eachCovered Securityinvolved;

2.   the natureof thetransaction (i.e., purchase, sale oranyothertypeof acquisition ordisposition);

3.   the priceof theCoveredSecurityat which the transaction was effected;

4.   the name ofthe broker, dealeror bank with or through which the transaction was effected;and

5.   the date that thereport is submitted.

i.

with respect to anyaccount established bytheEmployee in which anyCovered Securities (whether ornot publiclytraded)wereheld duringthe quarterforyour direct or indirect benefit:

1.   the name ofthe broker, dealeror bank with whom he orshe establishedthe account;

2.   the date theaccount was established; and

3.   the date that thereport is submitted.

a.Annual Holdings Reports.Annually,allAccessPersons mustreport the followinginformation (which information must be currentas of a date no morethan thirty(30) days beforethereport is submitted):

Covered Security(whether ornot publiclytraded)in which the Access Personhad anydirect or indirect beneficial ownership;

ii.

the name of anybroker,dealeror bank withwhom the Access Person maintains an account in which any securities areheld for his orher direct or indirect benefit; and

iii.

the date that thereport is submitted.

a.CertificationofCompliance.All Employees arerequired to certify annuallythat theyhaveread and understand the Code and Statement and recognizethat theyaresubject to the Code and Statement and that theyhave complied withallthe requirements of theCode and Statement and havedisclosedor reported allpersonal securities transactions pursuant to the requirements of theCode and Statement.

b.AlternativeReporting.Thesubmission to the ComplianceOfficer of duplicate broker tradeconfirmations and statements on allsecurities transactions shall satisfythe quarterlyreportingrequirements of this Section 5.

c.Report Qualification.Anyreport maycontain a statement that the report shallnot be construed as an admission bythe person makingthe report that heor shehasanydirect or indirectBeneficial Ownership in the Covered Securities to which the report relates.

2.ComplianceOfficer

a.Duties ofComplianceOfficer.TheComplianceOfficer shall:

(i)reviewallsecurities transactions and holdings reports and maintain the names ofpersons responsible for reviewing these reports;

i.

identifyallpersons subject to this Code and Statement who are required to makethese reportsand promptly inform each person ofthe requirements of this Code and Statement;

ii.

compare, onaquarterlybasis, allCovered Securities transactions with each Fund's completed portfolio transactions to determinewhetheraCode and Statement violation mayhaveoccurred;

iii.

maintain asignedacknowledgement byeach person who is then subject to this Code and Statement; and

iv.

inform Employees of their requirements to obtainprior written approval from the ComplianceOfficeras provided in this Code and Statement.

a.RequiredRecords.TheComplianceOfficer shallmaintain and cause to bemaintained:

a.  a copyof anycodeof ethics adopted byHagin

Investment Management which hasbeen in effect

duringthe previous five (5)years in aneasilyaccessible place;

i.

a record of anyviolationof anycodeof ethics andof anyactions takenas a resultof such violation , in an easilyaccessible place for at least five(5)years afterthe end ofthe fiscalyear in which theviolation occurs.

ii.

a copyof eachreport madebyanyonesubject to this Code and Statement as required bySection 4 for atleast five (5)years after theend of the fiscalyear in which thereport is made, thefirst two (2)years inan easily accessible place;

iii.

alist of allpersons who are, or within thepast five(5) years havebeen, requiredto make reports orwhowere responsible forreviewing these reports pursuant to any codeof ethicsadopted byHaginInvestment Management in aneasilyaccessible place;

iv.

a copyof each written report and certification required pursuant to Section 6(d)ofthis Code and Statement for at least five (5)years after the end ofthefiscalyear in which itis made, the firsttwo (2)years in an easily accessible place; and

v.

a record of anydecision,and the reasons supportingthe decisions, approvingtheacquisition byan Employeeof privatelyplaced securities andinitial public offerings for at least five (5)yearsafter theend ofthefiscalyear in which the approval isgranted.

a.Submissionto FundBoard.TheComplianceOfficer shallannually prepareawritten report to each registered investment companyfor which HaginInvestment Management serves as investment adviser that:

i.

describes anyissues under this Code and Statement or its procedures sincethe last report to theinvestment company, including, butnot limited to, information about material violations of theCode and Statement or procedures and sanctions imposed in response to the material violations; and

ii.

certifies that HaginInvestment Management has adopted proceduresreasonablynecessaryto prevent its Employeesfrom violatingthis Code and Statement.

7. Sanctions

Upon learningofaviolation ofthis Code and Statement, HaginInvestment Management, with the adviceof theComplianceOfficer, mayimposesuchsanctions as it deems appropriate, including,among otherthings, censure, suspension or termination ofservice.Individuals subject to this Code and Statement who failto complywith this Code and Statement mayalsobeviolatingthe federal securities laws orother federal and statelaws. Anysuchperson who is suspected ofviolating this Code and Statement should be reported immediatelyto the ComplianceOfficer.

8. Contact

ChiefComplianceOfficer

PatrickMorris

+1 (646)775-9080

+1 (646)775-9088Fax pmorris@haginim.com

HAGIN CapitalLLC

17 StateStreet, 26thFloor

New York,NY10004

9.  Updates&Revisions

Rev. July2007

Rev. August 2007

Update. August 2007

Rev. Dec. 2008

Update: July2009

Update: June2010

Rev. Dec. 2011

Update. Feb 2012